Exhibit 99.1

News Release

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard, Allentown, PA 18195-1501

www.airproducts.com

Air Products’ Electronic Materials Division Spin-off Company,

Versum Materials, Announces Pricing of Senior Notes Offering

LEHIGH VALLEY, Pa. (September 21, 2016) – Versum Materials, Inc. (“Versum”), the planned Electronic Materials Division spin-off company from Air Products (NYSE:APD), today announced the pricing of an offering of $425 million aggregate principal amount of 5.50% senior notes due 2024 (the “Notes”) at par.

The Notes are being issued in anticipation of Air Products’ proposed pro rata distribution of Versum common stock to its stockholders (the “Separation”), and Versum’s expected distribution of the Notes and approximately $550 million in cash to Air Products prior to the Separation, as more fully described in Versum’s amended Registration Statement on Form 10 filed by Versum with the Securities and Exchange Commission on September 12, 2016.

The Notes offering is expected to close on September 30, 2016, subject to the expected consummation of the Separation and other customary closing conditions.

The Notes will be guaranteed on an unsecured senior basis by each of Versum’s subsidiaries that is a guarantor under its senior credit facilities. The Notes will be effectively subordinated to all of Versum’s existing and future senior secured debt, including its senior credit facilities, to the extent of the value of the assets securing such debt.

The Notes and the related guarantees will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and to non-U.S. persons in compliance with Regulation S under the Securities Act. This press release does not constitute an offer to sell any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer or sale would be unlawful.

About Versum Materials

With $1 billion in sales in fiscal 2015, Versum Materials has approximately 1,900 employees, and 14 manufacturing and six research and development facilities in the Americas and Asia. Versum Materials is comprised of two primary business segments, Materials (74% of fiscal 2015 revenues) and Delivery Systems and Services (26% of fiscal 2015 revenues). It participates in six of seven key semiconductor process steps, supplying high purity specialty process gases, cleaners and etchants, slurries, organosilanes and organometallics deposition films, and equipment.

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About Air Products

Air Products (NYSE:APD) is a world-leading Industrial Gases company celebrating 75 years of operation. The company’s core Industrial Gases business provides atmospheric and process gases and related equipment to manufacturing markets, including refining and petrochemical, metals, electronics, and food and beverage. Air Products is also the world’s leading supplier of liquefied natural gas process technology and equipment. The company’s Materials Technologies business serves the semiconductor, polyurethanes, cleaning and coatings, and adhesives industries.

The company had fiscal 2015 sales of $9.9 billion and has a current market capitalization of more than $30 billion. Approximately 19,000 employees in 50 countries strive to make Air Products the world’s safest and best performing Industrial Gases company, providing sustainable offerings and excellent service to all customers. For more information, visit www.airproducts.com.

Note: This news release contains “forward-looking statements,” including statements about the plans of Air Products and Versum for completion of the spin-off and the related Notes offering, the expected benefits of the spin-off, the tax free nature of the spin-off, the prospects for the independent companies following the spin-off and the timing of the spin-off transaction and related Notes offering. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this release. Actual results may differ materially from the expectations expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, Air Products’ ability to obtain or delays in obtaining regulatory approvals, Air Products’ decision not to consummate or decision to delay the spin-off or the related Notes offering due to market, economic or other events; the companies’ ability to fully realize the anticipated benefits of the spin-off; negative effects of the announcement or the consummation of the proposed spin-off on the market price of Air Products’ common stock; significant transaction costs and or unknown liabilities; general economic and business conditions that affect the companies in connection with the proposed spin-off; changes in capital market conditions; future opportunities that Air Products’ board may determine present greater potential to increase shareholder value, the ability of the companies to operate independently following the spin-off; and other risk factors described in Versum’s amended Registration Statement on Form 10. Both Air Products and Versum disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this document to reflect any change in assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:

Katie McDonald, tel: (610) 481-3673; email: mcdonace@aiproducts.com.

Investor Inquiries:

Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com.